UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 11, 2010

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	1-14225	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code:	(563)-272-7400

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

New Revolving Credit Facility

On June 11, 2010, HNI Corporation (the "Corporation"), as borrower, certain domestic subsidiaries of the Corporation, as guarantors, certain lenders (the "Lenders") and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the "Administration Agent"), entered into a Credit Agreement (the "Credit Agreement").

The Credit Agreement replaces a $300,000,000 revolving credit facility entered into on January 28, 2005, by and among the Corporation, as borrower, certain domestic subsidiaries of the Corporation, as guarantors, certain lenders and Wells Fargo Bank, National Association (successor-by-merger to Wachovia Bank, National Association), as administrative agent and documentation agent (the "Prior Facility").

The Credit Agreement provides for a maximum borrowing of $150,000,000, subject to increase (to a maximum amount of $250,000,000) or reduction from time to time according to the terms of the Credit Agreement.  Borrowings made pursuant to the Credit Agreement may be revolving loans, competitive bid loans or swingline loans (of which up to the equivalent of $20,000,000 may be borrowed in foreign currencies), the combined sum of which may not exceed the maximum borrowing amount.  Amounts borrowed under the Credit Agreement may be borrowed, repaid and reborrowed from time to time until June 11, 2014.

Revolving loans will bear interest, payable quarterly or, if earlier, at the end of any interest period, at either (a) the alternate base rate, described in the Credit Agreement as the higher of (x) the annual rate of the Administrative Agent's prime rate, (y) the federal funds rate plus 1.50% or (z) one-month LIBOR (a publicly published rate) plus 1.00%, plus a percentage spread (ranging from 1.25% to 2.00%) based on the Corporation's consolidated leverage ratio or (b) LIBOR plus a percentage spread (ranging from 2.25% to 3.00%) based on the Corporation's consolidated leverage ratio.  Borrowings made as competitive bid loans bear the competitive bid rate specified in the applicable competitive bid.  Swingline loans denominated in (i) dollars shall bear interest at the alternate base rate plus the then applicable percentage spread for revolving alternate base rate loans and (ii) foreign currencies shall bear interest at one or three month LIBOR plus the then applicable percentage spread for revolving LIBOR loans.  The Corporation has agreed to pay a commitment fee, payable quarterly, at rates ranging from 0.375% to 0.625% depending on the Corporation's consolidated leverage ratio, and customary administrative agent fees and fees in respect of letters of credit.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Corporation and its subsidiaries with respect to indebtedness, liens, nature of business, investments and loans, distributions, acquisitions, dispositions of assets, sale-leaseback transactions and transactions with affiliates.  The covenants permit the Corporation to use proceeds of the loans and letters of credit for refinancing the Prior Facility and certain other indebtedness and pay fees and expenses in connection therewith and to provide for the working capital and general corporate requirements of the Corporation, including acquisitions, payment of dividends and stock repurchases to the extent permitted under the Credit Agreement.  The Credit Agreement also contains financial covenants requiring the Corporation to maintain, on a consolidated basis, a leverage ratio of less than or equal to 3.00 to 1.00 and an interest coverage ratio of greater than or equal to 4.00 to 1.00.

The Credit Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due, failure to comply with covenants, any representation or warranty made by the Corporation proving to be incorrect, false or misleading in any material respect, defaults under other indebtedness of the Corporation or its subsidiaries of at least $30,000,000, a change in control of the Corporation (as defined in the Credit Agreement) and certain insolvency or receivership events affecting the Corporation or its significant subsidiaries.  In the event of a default by the Corporation, the Administrative Agent may, or at the request and direction of the requisite number of the Lenders shall, by written notice to the Corporation, declare all obligations under the Credit Agreement immediately due and payable, terminate the Lenders' commitments to make loans under the Credit Agreement and enforce any and all rights of the Lenders or the Administrative Agent under the Credit Agreement and related documents.  For certain events of default related to insolvency and receivership, the commitments of the Lenders will be automatically terminated and all outstanding obligations of the Corporation will become immediately due and payable.

Certain of the Lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform for the Corporation and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing description of the Credit Agreement and related matters is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

Termination of Existing Revolving Credit Facility

Effective June 11, 2010, the Prior Facility, which provided for a maximum borrowing of $300,000,000, was terminated.  Revolving borrowings made pursuant to the Prior Facility bore interest at either (a) the alternate base rate, described in the Prior Facility as the higher of the annual rate of the Administrative Agent's prime rate or the federal funds rate plus 0.50%, or (b) LIBOR plus a percentage spread (ranging from 0.270% to 0.325%) based on the Corporation's consolidated leverage ratio.  Borrowings made as competitive bid loans bore the competitive bid rate specified in the applicable competitive bid.  Swingline loans denominated in (i) dollars bore interest at the alternate base rate and (ii) foreign currencies bore interest at one or three month LIBOR plus the then applicable percentage spread for revolving LIBOR loans.  The Prior Facility contained customary affirmative and negative covenants for credit facilities of its type, including limitations on the Corporation's subsidiaries with respect to indebtedness and limitations on the Corporation and its subsidiaries with respect to liens, nature of business, investments and loans, distributions, acquisitions, dispositions of assets, sale-leaseback transactions and transactions with affiliates.  The Prior Facility also contained financial covenants requiring the Corporation to maintain, on a consolidated basis, a leverage ratio of less than or equal to 3.00 to 1.00 and an interest coverage ratio of greater than or equal to 4.00 to 1.00, and provided for customary events of default.  The Corporation did not incur any material early termination penalties in connection with the termination of the Prior Facility.

Section 2 – Financial Information

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01    Regulation FD Disclosure.

HNI Corporation Share Repurchase Plan

On June 11, 2010, the Corporation entered into a plan with Robert W. Baird & Co. ("Baird") to repurchase shares of the Corporation's common stock, par value $1.00 per share ("Shares"), in accordance with both Rule 10b-18 and Rule 10b5-1 under the Securities Exchange Act of 1934 (the "Exchange Act").  Under the plan, the Corporation will purchase, pursuant to pre-arranged terms, Shares valued at up to $12,000,000 in open market transactions beginning June 17, 2010 through October 1, 2010.  Transactions under the plan will be disclosed publicly, on an aggregate basis, in the Corporation's Quarterly and Annual Reports on Forms 10-Q and 10-K filed with the Securities and Exchange Commission (the "SEC").

Executive Share Sale Plan

On June 11, 2010, Jerald K. Dittmer, Executive Vice President of the Corporation and President of The HON Company, entered into a plan with Baird to exercise vested stock options and sell Shares in accordance with Rule 10b5-1 under the Exchange Act.  Under the plan, Mr. Dittmer will sell, pursuant to pre-arranged terms in open market transactions beginning June 17, 2010 through February 28, 2011, up to 27,000 Shares issuable upon exercise of vested stock options granted to him by the Corporation.  Transactions under the plan will be disclosed publicly through Form 4s filed with the SEC.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed filed for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits.

Item 9.01    Financial Statements and Exhibits.

The following exhibit relating to Item 1.01 is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1
Credit Agreement, dated as of June 11, 2010, by and among HNI Corporation, as Borrower, certain domestic subsidiaries of HNI Corporation from time to time party thereto, as Guarantors, certain lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI Corporation

Date: June 16, 2010	By:	/s/ Steven M. Bradford
Steven M. Bradford
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1
Credit Agreement, dated as of June 11, 2010, by and among HNI Corporation, as Borrower, certain domestic subsidiaries of HNI Corporation from time to time party thereto, as Guarantors, certain lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent